UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 13, 2017

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (416) 535-0123

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement with Rightside Group, Ltd.

On June 13, 2017, Tucows Inc. (the “Company”), entered into a First Amendment to Stock Purchase Agreement (the “Amendment”) by and among the Company, Tucows (Emerald), LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, Rightside Group, Ltd., a Delaware corporation, Rightside Operating Co., a Delaware corporation and eNom, Incorporated, a Nevada corporation, to amend certain provisions in the Stock Purchase Agreement by and among the parties dated January 20, 2017. Pursuant to the Amendment, the definition of “Escrow Triggering Event” was revised to remove a change in control of the Company and the definition of “Minimum Cash Amount” was revised to mean $5.35 million from June 13, 2017 until the end of April 20, 2018, and zero thereafter.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Title

10.1	First Amendment to Stock Purchase Agreement, dated as of June 13, 2017, by and among Tucows Inc., Tucows (Emerald), LLC, Rightside Group, Ltd., Rightside Operating Co. and eNom, Incorporated.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2017
TUCOWS INC.

	By:	/s/ Davinder Singh
	Name:	Davinder Singh
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1	First Amendment to Stock Purchase Agreement, dated as of June 13, 2017, by and among Tucows Inc., Tucows (Emerald), LLC, Rightside Group, Ltd., Rightside Operating Co. and eNom, Incorporated.